SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.


                                FORM 8-K


                             CURRENT REPORT


                 Pursuant to Section 10 or 15(d) of the
                     Securities Exchange Act of 1934



                               MAY 8, 1997
            ------------------------------------------------
            Date of Report (date of earliest event reported)


                          INTELICOM CORPORATION
                  (Formerly Three-L Enterprises, Inc.)
          -----------------------------------------------------
         (Exact Name of Registrant as Specified in its Charter)


    DELAWARE                    33-853963              72-1265159
---------------                -----------          -------------------
(State or Other                (Commission          (IRS Employer Iden-
Jurisdiction of                File Number)          tification Number)
Incorporation)


                      28050 U.S. HIGHWAY 19 NORTH
                       CLEARWATER, FLORIDA 34621
                --------------------------------------
                (Address of Principal Executive Offices
                          Including Zip Code)


                             (813) 797-9000
                     ------------------------------
                     (Registrant's telephone number,
                          including area code)






Page 1 of 57.

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Item 1.   Changes in Control of Registrant
          --------------------------------

          See Item 2 of this Report.

Item 2.   Acquisition or Disposition of Assets
          ------------------------------------

               Subsequent to fiscal year end, David A. Kanstoroom ("Kanstoroom") and David Spezza ("Spezza") officers and directors of the Registrant (collectively referred to as the "Selling Shareholders") entered into a Stock Purchase Agreement with IntraTel Acquisition Company, Inc. ("IntraTel") pursuant to which each of the Selling Shareholders agreed to sell 182,847 shares of the Company's Common Stock to IntraTel in consideration of a total of $1,200,000 in cash and secured promissory notes and certain other Contingent Consideration. For purposes of the Stock Purchase Agreement, Contingent Consideration provides that Kanstoroom and Spezza together will be entitled to $750,000 if, within the first 12 months of the close of any future public equity offering, the Company has, in any one month period, direct customer billings of $250,000; or within 24 months of the close of any future public equity offering, they will be entitled to $1,000,000 less any prior contingency payments if one month's direct customer billings equals $500,000; or $1,250,000 less any prior contingency payments if one month's direct customer billings equals $750,000.

               IntraTel paid $100,000 in cash to the Selling Shareholders and delivered two promissory notes, each in the amount of $550,000, payable June 30, 1997. The notes are secured by a security interest in, and first priority lien on, IntraTel's cash, accounts receivable, inventory, equipment, furniture and fixtures, books and records, including computer programs, tangible and intangible property.

               IntraTel and the Selling Shareholders also entered into a Pledge Agreement which granted the Selling Shareholders a security interest and lien on the 365,694 shares of the Company's Common Stock sold to IntraTel. IntraTel also granted the Selling Shareholders an irrevocable proxy to vote the shares of the Company's Common Stock in their sole and absolute discretion until the remaining payment of $1,100,000 required by the Stock Purchase Agreement has been made.

               To facilitate the merger discussed below, Telecom Venture & Acquisition Corp., a principal shareholder, for no consideration, executed a letter of intent dated January 23, 1997 to return to the Company's treasury 182,847 shares of the Company's Common Stock.

               Simultaneously with the execution of the Stock Pledge Agreement and related documents between IntraTel and the Selling Shareholders, IntraTel and the Company entered into an Agreement of Merger (the "Merger Agreement") effective April 1, 1997, providing for the merger of IntraTel with and into the

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

          Company, and the eventual change of the Company's name to IntraTel Group, Ltd. The Merger Agreement provides that the issued and outstanding shares of the Company as of the effective date of the merger will not be affected, and the current shareholders of IntraTel will surrender their shares of IntraTel (a total of 2,000 shares) in exchange for 1,631,626 shares of the Company less that number of shares which are required to satisfy IntraTel's obligations to issue equity to certain investors of IntraTel. The Merger Agreement was unanimously approved by the Company's shareholders and the Certificate of Merger was filed with the Delaware Secretary of State's office on April 1, 1997. In the event IntraTel or the Company defaults under or breaches any representation, warranty or covenant of the Merger Agreement, the non-defaulting party is entitled to obtain from the defaulting party costs and expenses, including reasonable attorney's fees, incurred in enforcing its rights under the Merger Agreement.

               IntraTel entered into an employment agreements with Kanstoroom and Spezza, which will become effective May 1, 1997. The employment agreements, which are identical, have a term of five years, provide for an annual salary of $100,000 ("Base Salary"), with bonuses and salary increases in the discretion of the Board of Directors. Each is to receive benefits provided to other executives and employees of the Company, such as medical, dental and disability insurance coverage, and in addition thereto, a life insurance policy in the face amount of $1 million, payable to beneficiaries other than IntraTel. If employment is terminated for any reason after May 1, 1997, IntraTel is to provide each of Kanstoroom and Spezza with medical and health benefits similar to that provided to other executives of IntraTel for two years after termination of employment.

               In the event of a merger or combination in which IntraTel is not a surviving corporation, or the sale of all or substantially all of the assets of IntraTel, Kanstoroom and Spezza have the right to exercise any outstanding stock options, in whole or in part, or the right to elect to have his stock options replaced with new stock options of the successor or acquiring company at the same exchange ratio as that used for the exchange of shares held by shareholders of IntraTel, with such new options having exercise rights and entitlements at least equivalent to those available under the stock options with IntraTel. In the event of any merger or combination in which IntraTel is not the survivor, or the sale of substantially all of the assets of IntraTel, each shall be entitled to receive new additional stock options for the purchase of that number of such other corporation's shares which, when multiplied by one times the book value per share of such other corporation's shares immediately after the merger, combination or sale, shall be equal to $2 million, the purchase price per share upon exercise of such options shall be equal to the book value per share of such other corporation's shares immediately after the merger, combination or sale, and the other terms and conditions of such option shall be reasonably equivalent to those stock options for the purchase of the shares held by Kanstoroom and Spezza on July 1,1997. If Kanstoroom and Spezza's employment is terminated during the

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

          term of the employment agreement for death, disability or by Kanstoroom or Spezza as provided for in the agreement, in addition to the rights and options discussed above, each may elect to exercise all options he then holds for the purchase of shares, including options acquired pursuant to the provisions discussed above or he may elect to require IntraTel to purchase from him all or part of the shares then held by Kanstoroom or Spezza, including shares received and shares to which he has become entitled to receive through options at a price per share equal to the greater of the book value or the market capitalization of IntraTel determined on the last day of the last month proceeding the termination event, divided by the number of IntraTel shares then issued and outstanding.

               Following any acquisition, merger or combination in which IntraTel is not a surviving corporation or is thereafter controlled by another corporation, or the sale of all or substantially all of the assets of IntraTel, if Kanstoroom's or Spezza's employment is terminated for any reason, and if Kanstoroom or Spezza elects within sixty (60) days thereafter, then IntraTel or its successor or acquiror shall purchase all of Kanstoroom's or Spezza's shares in such entity, including all shares for which he then has an option to purchase, at a price per share equal to the greater of the market capitalization or book value of IntraTel, divided by the number of IntraTel's shares then issued and outstanding.

               Kanstoroom's or Spezza's employment may be terminated without breach of the employment agreement in the event of the death, disability, or by the employee for "Good Reason" or if his health becomes so impaired that his continued performance of his duties would be hazardous to his physical or mental health or his life, with such position supported by the written statement of a qualified physician. For purposes of the agreement, "Good Reason" means (i) a change in control of IntraTel (as defined); or (ii) a failure by IntraTel to comply with any material provision of the employment agreement which has not been cured within twenty (20) days after notice of noncompliance provided to IntraTel.

               If Kanstoroom's or Spezza's employment is terminated either by death or disability, each is to receive his Base Salary, reduced in the case of termination due to disability by amounts paid under a disability insurance policy, until the expiration of the Severance Compensation Period. If IntraTel terminates the employment for any reason other than death or disability, or if Kanstoroom or Spezza terminates his employment for Good Reason or impaired health then IntraTel shall pay the employee an amount equal to the monthly salary payable to the employee pursuant to his Base Salary multiplied by the number of months in the Severance Compensation Period, with such payment to be made (i) if resulting from a termination based on a change of control of IntraTel, in one lump sum on or before the tenth day following the date of termination, or (ii) if resulting from any other cause, in substantially equal monthly installments continuing until the expiration of the Severance Compensation Period. If Kanstoroom or Spezza terminates his employment for any reason other than pursuant to Good Reason or impaired health, then IntraTel is not obligated to pay any amount of Base Salary for periods subsequent to termination. The "Severance Compensation Period" is the greater of (i) the remaining period of time, if any, in the initial five
          (5) year term of the employment agreements or (ii) an initial period of twenty-four (24) months which shall, on each anniversary of the effective date of the employment agreement on which Kanstoroom or Spezza is an employee of IntraTel, be increased by two (2) additional months.

               The employment agreements provide that neither Kanstoroom nor Spezza will not, without the consent of IntraTel, acquire a financial interest in any outside business which competes with IntraTel, or which would give rise to a material interference with Kanstoroom's or Spezza's allegiance to IntraTel or with the employee's devotion of full time to IntraTel. In the event of breach of this provision, or act or acts constituting proven malfeasance involving dishonesty by Kanstoroom or Spezza which has a material adverse impact upon IntraTel, IntraTel will be relieved of its obligation to pay to Kanstoroom and Spezza any amount of Base Salary for periods subsequent to the date of termination.

               The employment agreements also contain confidentiality and trade secret provisions, and two year non-competition and non-solicitation provisions.

               By letter amendment to the Stock Purchase Agreement dated March 12, 1997 between Kanstoroom, Spezza and IntraTel, the parties agreed that:

                    (1) Notwithstanding any termination of Kanstoroom's
               and/or Spezza's employment with Intelicom, each of them will, in any and all events, be retained by Intelicom as unpaid consultants in order to ensure their eligibility to receive the Contingent Consideration (described above) provided for in Section I.A.3 of the Stock Purchase Agreement;

                    (2) Kanstoroom and Spezza shall each receive, with respect to their shares of stock of Intelicom and any stock options, warrants or other rights that they may receive in connection with their employment with Intelicom, such registration rights and other rights and benefits as the other senior executives on a PRO RATA and PARI PASSU basis. In addition, in no event shall Kanstoroom's and/or Spezza's Intelicom stock be subject to lockup or other restrictions or any greater duration or upon more disadvantageous terms than are applicable to other stockholders of Intelicom; and

                    (3) IntraTel issued to each of Kanstoroom and Spezza 93
               shares of IntraTel common stock (each representing 4.65% of the total issued and outstanding shares of IntraTel), which, upon closing under the Merger Agreement, were converted into shares of Intelicom common stock.

Item 3.   Bankruptcy or Receivership
          --------------------------

          N/A

Item 4.   Changes in Registrant's Certifying Accountants
          ----------------------------------------------

          N/A

Item 5.   Other Events
          ------------

          N/A

Item 6.   Resignations of Registrant's Directors
          --------------------------------------

          N/A

Item 7.   Financial Statements and Exhibits
          ---------------------------------

          (a) and (b)    The pro forma financial information and audited
                         financial statements required by this Item will be filed as an amendment to this Report no later than sixty (60) days from the date of this Report.

          (c)            Exhibits: Filed herewith pursuant to Reg. S-K
                                   Item 601 is the following exhibit.

Exhibit No.    Page           Description
-----------    ----           -----------

      10.1      9        Stock Purchase Agreement between David Kanstoroom,
                         David Spezza and IntraTel Acquisition Company, Inc.
                         dated March 12, 1997.

      10.2      14       Agreement of Merger between David Kanstoroom, David
                         Spezza and IntraTel Acquisition Company, Inc. dated
                         March 12, 1997.

      10.3      25       Letter Agreement between David Kanstoroom, David Spezza
                         and IntraTel Acquisition Company, Inc. dated March 12,
                         1997.

      10.4      30       Secured Promissory Noted between David Kanstoroom,
                         David Spezza and IntraTel Acquisition Company, Inc.
                         dated March 12, 1997.

      10.5      37       Security Agreement between David Kanstoroom, David
                         Spezza and IntraTel Acquisition Company, Inc. dated
                         March 12, 1997.

      10.6      46       Pledge Agreement between David Kanstoroom, David Spezza
                         and IntraTel Acquisition Company, Inc. dated March 12,
                         1997.

      10.7      51       Addendum/Amendment to Stock Purchase Agreement dated
                         May 7, 1997.

      10.8      54       Addendum/Amendment to Employment Agreement (Kanstoroom)
                         dated May 7, 1997.

      10.9      56       Addendum/Amendment to Employment Agreement (Spezza)
                         dated May 7, 1997.









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

                               SIGNATURES
                               -----------

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        INTELICOM CORPORATION



Dated: May 8, 1997                      By:   /s/ DAVID A. KANSTOROOM
                                           -----------------------------
                                            David A. Kanstoroom
                                            Acting Chief Executive Officer









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